SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     NATIONAL INSTITUTE COMPANIES OF AMERICA
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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                                       11

                     NATIONAL INSTITUTE COMPANIES OF AMERICA
                              55 South Main Street
                                    2nd Floor
                              Washington, PA 15301

                           ---------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To Be Held February 16, 2001

      NOTICE IS HEREBY GIVEN that the special meeting of shareholders of National Institute Companies of America ("NICA"), will be held on Friday, February 16, 2001 at 4:00 p.m. local time, at the Corporate Offices of NICA, 55 South Main Street - 2nd Floor Washington Pennsylvania 15301 for the following purposes:

      1. To approve the amendment of NICA's Restated Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 350,000,000.

      2. To transact such other business as may properly come before the special meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournments thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only shareholders of record at the close of business on January 12, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                            FOR THE BOARD OF DIRECTORS OF
                            NATIONAL INSTITUTE COMPANIES OF AMERICA


                            James F. Carr
                            Executive Vice President and Chief Operating Officer

Washington, Pennsylvania
January 17, 2001

                             YOUR VOTE IS IMPORTANT.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                     NATIONAL INSTITUTE COMPANIES OF AMERICA

                            ------------------------

                            PROXY STATEMENT FOR 2001
                         SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the board of directors of National Institute Companies of America, ("NICA"), for use at the special meeting of shareholders to be held Friday, February 16, 2001 at 4:00 p.m. local time, or at any adjournment or postponement of the special meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Special Meeting of Shareholders. The special meeting will be held at the Corporate Offices of NICA, 55 South Main Street - 2nd Floor, Washington, PA 15301.

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the special meeting according to the instructions of the shareholder. If no specific instructions are given, the shares will be voted to approve the amendment of NICA's Restated Articles of Incorporation to increase the number of authorized shares from 100,000,000 to 350,000,000; and at the discretion of the proxy holders, upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      These proxy solicitation materials, were first mailed on or about January 17, 2001 to all shareholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

      Shareholders of record at the close of business on January 12, 2001, the record date, are entitled to notice of and to vote at the annual meeting. At the record date, 99,929,194 shares of NICA's common stock, par value $.001 per share, were issued and outstanding.

Revocability of Proxies

      Any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of NICA a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting; Quorum

      Each shareholder is entitled to one vote for each share of common stock held by that shareholder on the record date. On all matters, each share of common stock has one vote. A quorum comprising the holders of a majority of the outstanding shares of common stock on the record date must be present or represented to transact business at the special meeting.

Solicitation of Proxies

      The cost of this solicitation will be borne by NICA. NICA has retained Beacon Hill Partners, Inc. to aid in the solicitation of proxies from brokers, bank nominees, and other institutional owners. NICA estimates that it will pay Beacon Hill Partners a fee of not to exceed $8,500 plus out-of-pocket expenses. In addition, NICA may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of NICA's directors, officers and employees, without additional compensation, personally or by telephone or facsimile.

                                  PROPOSAL ONE

       AMENDMENT OF ARTICLES TO INCREASE TOTAL NUMBER OF AUTHORIZED SHARES

      The board of directors approved in December 2000, and is recommending to the shareholders for approval at the special meeting, an amendment to Article IV of NICA's Restated Articles of Incorporation to increase the number of shares which NICA is authorized to issue from 100,000,000 to 350,000,000. The board of directors determined that this amendment is advisable and should be considered at the special meeting. The full text of the proposed amendment to the Restated Articles of Incorporation is included below.

Purpose and Effect of Proposed Increase

      The proposed amendment would increase the number of shares of common stock NICA is authorized to issue from 100,000,000 to 350,000,000. The additional 250,000,000 shares of common stock would be a part of the same existing class of common stock, and, if and when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The board of directors believes it is desirable to increase the number of shares of common stock NICA is authorized to issue to provide NICA with adequate flexibility in the future with respect to the issuance of its common stock for general corporate purposes, including payment of stock dividends, stock splits or other recapitalizations, acquisitions, equity financings, and grants of stock options.

      The proposed amendment to Article IV would permit the issuance of additional shares up to the new maximum authorization without further action or authorization by shareholders, except as may be required in a specific case by law. The board of directors believes it is prudent for NICA to have this flexibility. The holders of common stock are not entitled to preemptive rights. Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting right of shareholders. The proposed increase in the number of shares of common stock that NICA is authorized to issue is not intended to inhibit a change in control of NICA. However, the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of NICA. For example, the issuance of shares of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of NICA. NICA is not aware of any pending or threatened efforts to acquire control of NICA.

      NICA currently has 100,000,000 shares of authorized common stock. As of the record date, NICA has approximately 99,929,194 shares of common stock issued and outstanding. NICA has NO SHARES reserved for issuance. NICA currently has no arrangements for the issuance of additional shares of common stock. During fiscal 2000, NICA completed one acquisition resulting in the issuance of shares of common stock. NICA may issue shares of common stock in connection with other acquisitions in the future. If the board of directors deems it to be in the best interests of NICA and its shareholders to issue additional shares of common stock in the future, the board will not generally seek further authorization by vote of the shareholders, unless such authorization is otherwise required by law or regulations.

Amendment of Restated Articles of Incorporation

      If approved, NICA's Restated Articles of Incorporation would be amended by deleting the first and second paragraphs of Article IV in their present form and substituting a new paragraph of Article IV in the following form:

      (A) This corporation is authorized to issue 350,000,000 shares of its capital stock.

Voting

      The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the proposed amendment. If the amendment is not approved by the shareholders, NICA's Restated Articles of Incorporation, which currently authorize the issuance of 100,000,000 shares of common stock, will continue in effect. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted for purposes of determining the total number of votes cast with respect to the proposal.

      The board recommends a vote "FOR" the amendment of NICA's Restated Articles of Incorporation to increase authorized shares from 100,000,000 to 350,000,000.

                                  OTHER MATTERS

      NICA knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                        ADJOURNMENT OF THE ANNUAL MEETING

      In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the special meeting, the proposal could not be approved unless the special meeting were adjourned in order to permit further solicitation of proxies from holders of NICA's common stock. Proxies that are being solicited by NICA's board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the special meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the special meeting. A majority of the shares represented and voting at the special meeting is required to approve the adjournment, regardless of whether there is a quorum present at the special meeting.

                             THE BOARD OF DIRECTORS

Dated: January 17, 2001